UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported):         November 7, 2008

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

Florida	001-10608	59-0539080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:	(561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 7, 2008, the Board of Directors of Florida Public Utilities Company (the “Company”) adopted amendments to the Company’s By-laws, effective immediately. A copy of the Restated By-laws, as amended, is filed with this Form 8-K as Exhibit 3.1.

The amendments are described below:

1. The Board added to the By-laws a new Article IX, “Advance Notice of Business to Be Transacted at Annual and Special Meetings”, which --
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Explicitly provides notice procedures that apply to all stockholder director nominations and all stockholder proposals for business to be conducted at meetings of the stockholders: for an annual meeting, stockholders must provide notice not less than 90 days nor more than 120 days prior to the anniversary of the last annual meeting; for a special meeting, stockholders must provide notice not more than 10 days immediately following the date the Company gives notice of such a special meeting; and

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Provides with specificity the information which a stockholder must provide in its notice concerning (i) the stockholder, (ii) the director nominee, if applicable and (iii) the business proposed by the stockholder to be conducted at the meeting.

2.     The Board amended existing Article XXI (now Article XXII) to update the provision relating to signature(s) required on checks, drafts, notes or other obligations for the payment of money by the Company. Instead of requiring execution in all cases by the Treasurer or an Assistant Treasurer with certain requirements of countersignature, this Article now provides that such obligations for the payment of money shall be signed by the President, the Treasurer or an authorized officer or employee of the Company.

3.     The Board updated the Restated By-laws to include references to the Restated Articles of Incorporation, as they may be amended from time to time, in lieu of references in the By-laws to the Certificate of Reincorporation. (See Item 8.01 below.)

Item 8.01   Other Events

(a)       Board adopts Restated Articles of Incorporation. On November 7, 2008, the Board of Directors also approved the restatement of the Company’s articles of incorporation, which articles were originally filed with the Florida Department of State on April 25, 1929, and subsequently amended multiple times over the years. The Restated Articles of Incorporation approved by the Board of Directors do not contain any new amendments. A copy of the Restated Articles of Incorporation is filed with this Form 8-K as Exhibit 3.2.

(b)       Company announces new requirements for stockholder proposals and nominations at 2009 Annual Meeting of Stockholders. As reflected in the Company’s proxy statement for its 2008 annual meeting of stockholders (the “2008 Proxy Statement”), stockholder proposals intended to be presented at the Company’s 2009 annual meeting of stockholders and be included in the Company’s 2009 proxy statement pursuant to SEC Rule 14a-8, must be received by the Company by December 3, 2008 for inclusion in the proxy statement and form of proxy card for that meeting. The 2008 Proxy Statement also stated that for other business to be brought before the 2009 annual meeting of stockholders, the Company required advance notice of such business no later than February 13, 2009. In light of the changes to the Company’s by-laws approved by the Board on November 7, 2008 and reported in Item 5.03 above, in order for a stockholder to bring business, or the nomination of a candidate for election as a director, before the 2009 annual meeting of stockholders, the stockholder must give timely written notice of such intent in compliance with the new Article IX of the Restated By-laws. In order to be timely, therefore, such notice must be received by the Secretary of the Company after January 12, 2009 and before February 13, 2009.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

3.1	Restated By-laws of Registrant, effective as of November 7, 2008.
3.2	Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA PUBLIC UTILITIES COMPANY

Date: November 10, 2008	By:	/s/ George M. Bachman
Name: George M. Bachman Title: CFO, Treasurer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Bylaws of Registrant, effective as of November 7, 2008.

3.2	Restated Articles of Incorporation